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                                                                 EXHIBIT 23.1

                               [LETTERHEAD]


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Merrill Corporation on Form S-8 (File No. 33-46275) of our report dated April 9, 1996, except for Note 12 as to which the date is April 15, 1996 on the combined and consolidated financial statements of The Corporate Printing Company, Inc. and Affiliated Group as of December 31, 1995 and 1994 and for the years then ended.


                                       /s/ MIRSKY, FURST & ASSOCIATES, P.A.
                                           MIRSKY, FURST & ASSOCIATES, P.A.


Fort Lee, New Jersey
June 5, 1996